                                                                    EXHIBIT 10.1

                                   LINEO, INC.
                             1999 STOCK OPTION PLAN

1.    DEFINITIONS.................................................................................................1

2.    PURPOSES....................................................................................................4

3.    ADMINISTRATION..............................................................................................4

   (A)   COMMITTEE................................................................................................4
   (B)   APPOINTMENT OF COMMITTEE.................................................................................4
   (C)   POWERS; REGULATIONS......................................................................................4
   (D)   DELEGATION TO EXECUTIVE OFFICER..........................................................................5

4.    ELIGIBILITY.................................................................................................5

5.    STOCK.......................................................................................................5

6.    TERMS AND CONDITIONS OF OPTIONS.............................................................................5

   (A)   NUMBER OF SHARES AND TYPE OF OPTION......................................................................5
   (B)   DATE OF GRANT............................................................................................6
   (C)   OPTION PRICE.............................................................................................6
   (D)   DURATION OF OPTIONS......................................................................................6
   (E)   VESTING SCHEDULE OF OPTIONS..............................................................................7
   (F)   ACCELERATION OF VESTING..................................................................................7
   (G)   TERM OF OPTION...........................................................................................7
   (H)   EXERCISE OF OPTIONS......................................................................................8
   (I)   PAYMENT UPON EXERCISE OF OPTION..........................................................................9
   (J)   RIGHTS AS A SHAREHOLDER..................................................................................9
   (K)   TRANSFER OF OPTION......................................................................................10
   (L)   SECURITIES REGULATION AND TAX WITHHOLDING...............................................................11
   (M)   STOCK SPLIT, REORGANIZATION OR LIQUIDATION..............................................................12
   (N)   APPROVED TRANSACTIONS; CONTROL PURCHASE.................................................................12
   (O)   FURTHER ADJUSTMENTS OF AWARDS...........................................................................13

7.    EFFECTIVE DATE; TERM.......................................................................................13

8.    MARKET STANDOFF............................................................................................14

9.    NO OBLIGATIONS TO EXERCISE OPTION..........................................................................14

10.   NO RIGHT TO OPTIONS OR TO EMPLOYMENT.......................................................................14

11.   APPLICATION OF FUNDS.......................................................................................14

12.   INDEMNIFICATION OF COMMITTEE...............................................................................15

13.   SHAREHOLDERS AGREEMENT.....................................................................................15

14.   SEPARABILITY...............................................................................................15

15.   NON-EXCLUSIVITY OF THE PLAN................................................................................15

16.   EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION......................................................15

17.   AMENDMENT OF PLAN..........................................................................................16

                                   LINEO, INC.
                             1999 STOCK OPTION PLAN

1.       DEFINITIONS.

         Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

         (a) "AGREEMENT" means a written agreement approved by the Committee evidencing Options granted under the Plan.

         (b)      "APPROVED TRANSACTION" means

                  (i) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities of, or consideration issued, or caused to be issued by, the acquiring entity or any of its affiliates, provided, that after such event the shareholders of the Company immediately prior to the event own less than a majority of the outstanding voting equity securities of the surviving entity immediately following the event;

                  (ii)     any liquidation or dissolution of the Company; and

                  (iii) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

         (c)      "BOARD" means the Board of Directors of the Company.

         (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

         (e) "COMMITTEE" shall mean the Board, or the committee appointed by the Board pursuant to Section 3(b) of the Plan, if it is administering the Plan.

         (f) "COMMON STOCK" means the Common Stock, no par value, of the Company.

         (g)      "COMPANY" means Lineo, Inc., a Utah corporation.

         (h) "CONTROL PURCHASE" means any transaction (or series of related transactions) in which any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored by the Company):

                  (i) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer unless by the terms of such offer the offeror, upon consummation thereof, would be the "beneficial owner" (as that term is defined in Rule 13d-3 under the

                           Exchange Act) of less than 30% of the shares of Common Stock then outstanding; or

                  (ii) becomes the "beneficial owner", directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities);

                  PROVIDED, HOWEVER, that the foregoing shall not constitute a Control Purchase if the transactions or related transactions received the prior approval of a majority of all of the directors of the Company, excluding for such purpose the votes of directors who are directors or officers of, or have a material financial interest in any Person (other than the Company) who is a party to the event specified in either clauses (i) or (ii).

         (i) "COVERED EMPLOYEE" has the meaning given to it by Section 162(m)(3) of the Code.

         (j) "DATE OF GRANT" means that date the Committee has deemed to be the effective date of the Option for purposes of the Plan.

         (k) "DISABILITY" means any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months that renders the Optionee unable to engage in any substantial gainful activity.

         (l) "EFFECTIVE DATE" means at the time specified in the resolutions of the Board adopting the Plan.

         (m) "EMPLOYEES" means individuals employed by the Company or a Related Corporation.

         (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

         (o)      "EXECUTIVE OFFICER" shall be defined in Section 3(d).

         (p) "FAIR MARKET VALUE" means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems important.

         (q) "IMMEDIATE FAMILY MEMBER" means a spouse, children or grandchildren of the Optionee.

         (r) "INCENTIVE STOCK OPTION" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

         (s) "NON-EMPLOYEE DIRECTOR" has the meaning given to it by Rule 16b-3 promulgated under the Exchange Act of 1934.

         (t) "NON-INSIDERS" has the meaning given to it by Section 162(m)(3) of the Code.

         (u) "NON-QUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

         (v) "OPTION" means an option with respect to shares of Common Stock awarded pursuant to Section 6.

         (w) "OPTIONEE" means any person to whom an Option is granted under the Plan (as well as any permitted transferee of an Option).

         (x) "OUTSIDE DIRECTOR" has the meaning given to by the regulations promulgated under Section 162(m) of the Code.

         (y)      "PLAN" means the Lineo, Inc. 1999 Stock Option Plan.

         (z) "QUALIFIED PERFORMANCE-BASED COMPENSATION" has the meaning given to it by the regulations promulgated under Section 162(m) of the Code.

         (aa) "RELATED CORPORATION" means any corporation (other than the Company) that is a "parent corporation" of the Company or "subsidiary corporation" of the Company, as defined in Sections 424(e) and 424(f) respectively, of the Code.

         (bb)     "SECTION 16 INSIDERS" means individuals who are subject to
                  Section 16(b) of the Exchange Act with respect to the Common Stock.

         (cc) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. References to any specific section of the Securities Act shall include any successor section.

         (dd) "TEN PERCENT SHAREHOLDER" means a person who owns more than ten percent of the total combined voting power of the Company or any related corporation as determined with reference to
                  Section 424(d) of the Code.

2.   PURPOSES.

         The purposes of the Plan are to retain the services of directors, valued key employees and consultants of the Company and such other persons as the Committee shall select in accordance with Section 4, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in hiring new employees and to provide an equity incentive to directors, consultants and other persons selected by the Committee.

3.   ADMINISTRATION.

         (a)      COMMITTEE.

         The Plan shall be administered by the Board unless the Board appoints a separate committee of the board to administer the Plan pursuant to Section 3(b) below. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting.

         (b)      APPOINTMENT OF COMMITTEE.

         The Board may appoint a committee consisting of two or more of its members to administer the Plan. The Board shall consider whether a director is
(i) an Outside Director and (ii) a Non-Employee Director when appointing any such Committee and shall appoint solely two or more individuals who qualify as Outside Directors if the Board intends for compensation attributable to Options to be Qualified Performance-Based Compensation. The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board.

         (c)      POWERS; REGULATIONS.

         Subject to the provisions of the Plan, and with a view to effecting its purpose, the Committee shall have sole authority, in its absolute discretion, to:

                  (i)      construe and interpret the Plan;
                  (ii)     define the terms used in the Plan;
                  (iii) prescribe, amend and rescind rules and regulations relating to the Plan;
                  (iv) correct any defect, supply any omission or reconcile any inconsistency in the Plan;
                  (v)      grant Options under the Plan;
                  (vi) determine the individuals to whom Options shall be granted under the Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;
                  (vii) determine the time or times at which Options shall be granted under the Plan;
                  (viii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable;
                  (ix)     determine all other terms and conditions of Options;
                           and
                  (x) make all other determinations necessary or advisable for the administration of the Plan.

         All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

         (d)      DELEGATION TO EXECUTIVE OFFICER.

         The Committee may by resolution delegate to one or more executive officers (the "Executive Officer") of the Company the authority to grant Options under the Plan to employees of the Company who, at the time of grant, are not
Section 16 Insiders nor Covered Employees; PROVIDED, HOWEVER, that the authority delegated to the Executive Officer under this Section 3 shall not exceed that of the Committee under the provisions of the Plan and shall be subject to such limitations, in addition to those specified in this Section 3, as may be specified by the Committee at the time of delegation.

4.   ELIGIBILITY.

         Incentive Stock Options may be granted to any individual who, at the time such Options are granted, is an Employee, including Employees who are also directors of the Company. Non-Qualified Stock Options may be granted to Employees and to such other persons as the Committee shall select. Options may be granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. At such point as the Company first becomes subject to the periodic reporting requirements of Section 12 of the Exchange Act, no person shall be eligible to receive in any fiscal year Options to purchase more than 100,000 shares of Common Stock (subject to adjustment as set forth in Section 6(m) hereof).

5.   STOCK.

         The Company is authorized to grant Options to acquire up to a total of 2,000,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 6(m). In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 4; PROVIDED, HOWEVER, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 4.

6.   TERMS AND CONDITIONS OF OPTIONS.

         Each Option granted under the Plan shall be evidenced by an Agreement. Agreements may contain such provisions, not inconsistent with the Plan, as the Committee or Executive Officer, in its discretion, may deem advisable. All Options also shall comply with the following requirements:

         (a)      NUMBER OF SHARES AND TYPE OF OPTION.

         Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Committee or Executive Officer in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which the Incentive Stock Options granted to the Optionee and any incentive stock options granted to the Optionee under any other stock option plan of the Company, any

Related Corporation or any predecessor corporation are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code. If

                  (i) an Optionee holds one or more Incentive Stock Options under the Plan (and/or any incentive stock options under any other stock option plan of the Company, any Related Corporation or any predecessor corporation), and
                  (ii) the aggregate Fair Market Value of the shares of Common Stock with respect to which, during any calendar year, such Options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such Option or Options are intended to qualify under Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares subject to the Option or Options earliest granted to the Optionee. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Non-Qualified Stock Option.

         (b)      DATE OF GRANT.

         Each Agreement shall state the Date of Grant.

         (c)      OPTION PRICE.

         Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Committee or Executive Officer at whatever price the Committee or Executive Officer may determine in the exercise of its sole discretion; PROVIDED, HOWEVER, that the per share exercise price for an Incentive Stock Option shall not be less than the Fair Market Value at the Date of Grant; PROVIDED FURTHER, that with respect to Incentive Stock Options granted to Ten Percent Shareholders of the Company, the per share exercise price shall not be less than 110 percent (110%) of the Fair Market Value at the Date of Grant; and, PROVIDED FURTHER, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

         (d)      DURATION OF OPTIONS.

         On the Date of Grant, the Committee or Executive Officer shall designate, subject to Section 6(g), the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant in the case of Incentive Stock Options; PROVIDED, HOWEVER, that the expiration date of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Committee in connection with the grant of an Option, and except in the case of Incentive Stock Options granted to Ten Percent Shareholders, all Options granted under this Section 6 shall expire ten (10) years from the Date of Grant.

         (e)      VESTING SCHEDULE OF OPTIONS

         No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Committee or Executive Officer at the time of grant of the Option; PROVIDED, HOWEVER, that if no vesting schedule is specified at the time of grant, the Option shall be vested according to the following schedule:

                  Number of Years of
                 Continuous Employment                         Portion of Total
              With the Company Following                   Option Which Will Become
                Vesting Commencement Date                             Vested
---------------------------------------------------        -------------------------

                           1                                        1/4th
                  Monthly thereafter                                1/48th

         The Committee or Executive Officer may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the commencement by the Optionee of services related to the achievement of the performance objectives. Performance objectives shall be expressed in terms of one or more of the following: return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, gross margin or the Company's performance relative to its internal business plan. Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of the foregoing. Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range. An Option which is exercisable (in whole or in part) upon the achievement of one or more performance objectives may be exercised only upon completion of the following process: (a) the Optionee must deliver written notice to the Company that the performance objective has been achieved and demonstrating, if necessary, how the objective has been satisfied, (b) within 45 days after receipt of such notice, the Committee will make a good faith determination whether such performance objective has been achieved and deliver written notice to the Optionee detailing the results of such determination; if the Company fails to respond with such 45-day period, then the performance objective shall be presumed to have been achieved and (c) upon receipt of written notice from the Company that the performance objective has been achieved (or upon expiration of such 45-day period without a determination by the Company), the Optionee may exercise the Option; upon receipt of written notice from the Company that the performance objective has not been achieved, the Optionee shall have 15 days to appeal the Company's determination and the Company shall have 15 days after the receipt of such appeal to consider the issues presented by the Optionee and make a determination on the appeal, which determination shall be conclusive and binding on the Optionee.

         (f)      ACCELERATION OF VESTING.

         The vesting of one or more outstanding Options may be accelerated by the Board at such times and in such amounts as it shall determine in its sole discretion.

         (g)      TERM OF OPTION.

         Any vested Option granted to an Optionee shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

                  (i) as designated by the Committee or the Executive Officer in accordance with Section 6(d) hereof;

                  (ii) the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Committee);

                  (iii) the expiration of ninety (90) days from the date of the Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option;

                  (iv) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of the Optionee's employment or contractual relationship by reason of Disability unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option; or

                  (v) any other event specified by the Committee at the time of grant of the Option.

         If an Optionee's employment or contractual relationship is terminated by death, any Option granted to the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. The Committee shall determine whether an Optionee has incurred a Disability on the basis of medical evidence reasonably acceptable to the Committee. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

         Unless accelerated in accordance with Section 6(f), any unvested Option granted to an Optionee shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. For purposes of the Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

         (h)      EXERCISE OF OPTIONS.

         An Option shall be exercisable, either all or in part, at any time after vesting and prior to the expiration date with respect to, or the termination of, the Option. If less than all of the shares included in an exercisable Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration date with respect to, or the termination of, the Option. No portion of any vested Option may be exercised for less than one hundred (100) shares (as adjusted pursuant to Section 6(m)); PROVIDED, HOWEVER, that if the vested Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued upon exercise of an vested Option, and to the extent that a vested Option covers less than one (1) share, it is unexercisable.

         A vested Option or any portion thereof may be exercised by giving written notice to the Company upon such terms and conditions as the Agreement evidencing the vested Option may provide and in accordance with such other procedures for the exercise of a vested Option as the Committee may establish from time to time. Such notice shall be accompanied by payment in the amount of the aggregate exercise price for such shares, which payment shall be in the form specified in Section 6(i). The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the holder of any vested Option until provision has been made by the holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the vested Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Options granted to an Optionee are, during the Optionee's lifetime, exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Section 6(k).

         (i)      PAYMENT UPON EXERCISE OF OPTION.

         The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Committee in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and
(ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, to the extent permitted by the Committee in its sole discretion, the price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 6(i), by (y) a full-recourse promissory note; or (z) such other consideration as the Committee may permit.

         (j)      RIGHTS AS A SHAREHOLDER.

         An Optionee shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option until such holder becomes a record holder of such shares. Subject to the provisions of Sections 6(m), no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date such Optionee becomes a record holder of the shares of Common Stock issuable upon exercise of such Option.

         (k)      TRANSFER OF OPTION.

         Options granted under the Plan and the rights and privileges conferred by the Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder), and shall not be subject to execution, attachment or similar process; PROVIDED, HOWEVER, that solely with respect to Non-Qualified Stock Options, the Committee may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be on terms which permit transfer by such Optionee to:

                  (i)      Immediate Family Members,

                  (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or

                  (iii) a partnership in which such Immediate Family Members are the only partners, provided that :

                           (x) there may be no consideration for any such transfer,

                           (y) the Agreement evidencing such Options must be approved by Committee, and must expressly provide for transferability in a manner consistent with this Section, and

                           (z) subsequent transfers of transferred Options shall be prohibited other than by will, by applicable laws of descent and distribution or pursuant to a domestic relations order (as defined in the Code or Title I of the Employment Retirement Income Security Act of 1974 or the rules or regulations thereunder).

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 6(l)(2), the term "Optionee" shall be deemed to refer to the initial transferor. The events of termination of employment of
Section 6(g) shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 6(g). Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by the Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by the Plan, such Option shall thereupon terminate and become null and void.

         (l)      SECURITIES REGULATION AND TAX WITHHOLDING.

                  (1) No shares of Common Stock shall be issued upon exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under the Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under the Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

         As long as the Common Stock is not registered under the Exchange Act, the Company intends that all offers and sales of Options and shares of Common Stock issuable upon exercise of Options shall be exempt from registration under the provisions of Section 5 of the Securities Act, and the Plan shall be administered in a manner so as to preserve such exemption. The Company also intends that the Plan shall constitute a written compensatory benefit plan, within the meaning of Rule 701(b) promulgated under the Securities Act, and that each Option granted pursuant to the Plan at a time when the Common Stock is not registered under the Exchange Act shall, unless otherwise specified by the Committee at the time the Option is granted or at any time thereafter, be granted in reliance on the exemption from the registration requirements of
Section 5 of the Securities Act provided by Rule 701.

         As a condition to the exercise of an Option, the Committee may require the Optionee to represent and warrant in writing at the time of such exercise that the shares of Common Stock issuable upon exercise of the Option are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Committee, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Committee also may require such other documentation as it shall, in its discretion, deem necessary from time to time to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF ANY OPTION OR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF ANY OPTION.

                  (2) The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, vesting or exercise of any Option. Subject to the Plan and applicable law, the Committee may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also deduct from any Option any other amounts due from the Optionee to the Company or a Related Corporation.

                  (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of an Option may be delayed, at the discretion of the Committee, until the Committee is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

         (m)      STOCK SPLIT, REORGANIZATION OR LIQUIDATION.

                  (1) In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Board shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 5 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, an Approved Transaction or Control Purchase shall not be governed by this Section 6(m) but shall be governed by Section 6(n).

                  (2) The foregoing adjustments shall be made by the Committee or by the applicable terms of any assumption or substitution document.

                  (3) With respect to the foregoing adjustments, the number of shares subject to an Option shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Optionee in connection with any adjustment made pursuant to this Section 6(m).

                  (4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         (k)      APPROVED TRANSACTIONS; CONTROL PURCHASE.

                  (1) Except as otherwise provided in this instrument that evidences an Option, in the event of any Approved Transaction or Control Purchase, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Approved Transaction or Control Purchase, become 100% vested and exercisable.

                  (2) Such Option shall not so accelerate, however, if and to the extend that such Option is, in connection with the Approved Transaction or Control Purchase, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable option for the purchase of shares of capital stock of the Successor Corporation. The determination of option comparability shall be made by the Board, and its determination shall be conclusive and binding.

                  (3) All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Approved Transaction or Control Purchase, except to the extent assumed by the Successor Corporation.

                  (4) The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for an Approved Transaction or Control Purchase that would otherwise qualify for such accounting treatment.

         (o)      FURTHER ADJUSTMENTS OF AWARDS.

         Subject to the other provisions of Section 6, the Board shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Board, to take such further action as it determines to be necessary or advisable, and fair and equitable to the Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Board may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Board may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

7.   EFFECTIVE DATE; TERM.

         The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). Options may be granted by the Committee or Executive Officer from time to time thereafter until the tenth anniversary of the Effective Date. Termination of the Plan shall not terminate any Option granted prior to such termination. Issuance of Non-Qualified Stock Options under the Plan shall be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Financial Institutions of the State of Washington be provided with notification of the adoption of the Plan. No Non-Qualified Stock Option shall be granted hereunder until this notification requirement has been satisfied. Issuance of Incentive Stock Options under the Plan within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option granted hereunder shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then, notwithstanding any contrary provision in the Plan (a) no Incentive Stock Options may thereafter be granted under the Plan, and (b) each Incentive Stock Option granted under the Plan prior thereto shall automatically be deemed to be a Non-Qualified Stock Option (except to the extent the Agreement evidencing the Option expressly provides otherwise).

8.   MARKET STANDOFF.

         In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, a person shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any shares issued pursuant to an Option granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters and agreed to by the Company's officers and directors with respect to their shares; provided, however, that in no event shall such period exceed 180 days. The limitations of this paragraph shall in all events terminate two years after the effective date of the Company's initial public offering. Holders of shares issued pursuant to an Option granted under the Plan shall be subject to the market standoff provisions of this paragraph only if the officers and directors of the Company are also subject to similar arrangements.

         In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, then an new, substituted or additional securities distributed with respect to the purchased shares shall immediately subject to the provisions of this Section 8, to the same extent the purchased shares are at such time covered by such provisions.

         In order to enforce the limitations of this Section 8, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.

9.   NO OBLIGATIONS TO EXERCISE OPTION.

         The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

10. NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

         Whether or not any Options are to be granted under the Plan shall be exclusively within the discretion of the Committee, and nothing contained in the Plan shall be construed as giving any person any right to participate under the Plan. The grant of an Option to any Optionee shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or such Related Corporation will employ or contract with such Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Corporation's right to terminate such Optionee's employment at any time, which right is hereby reserved.

11.  APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

12.  INDEMNIFICATION OF COMMITTEE.

         In addition to all other rights of indemnification they may have by virtue of being a member of the Board or an executive officer of the Company, members of the Committee and the Executive Officer shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Committee member or Executive Officer is liable for willful misconduct; PROVIDED, HOWEVER, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Committee member or Executive Officer involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

13.  SHAREHOLDERS AGREEMENT.

         Unless the Agreement evidencing an Option expressly provides otherwise, each Optionee may be required, as a condition to the issuance of any shares of Common Stock that such Optionee acquires upon the exercise of the Option, to execute and deliver to the Company a shareholders agreement in such form as may be required by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Optionee is unmarried, a spousal consent in the form required thereby, unless the Optionee has previously executed and delivered such documents and they are in effect at the time of exercise and apply by their terms to the shares to be issued.

14.  SEPARABILITY.

         With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; PROVIDED, HOWEVER, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Non-Qualified Stock Option for all purposes of the Plan.

15.  NON-EXCLUSIVITY OF THE PLAN.

         Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than pursuant to the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION.

         By acceptance of an Option, unless otherwise provided in the Agreement evidencing the Option, the Optionee with respect to such Option shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its affiliates.

17.  AMENDMENT OF PLAN.

         The Board may, at any time, modify, amend or terminate the Plan or modify or amend any Option granted pursuant to the Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED, HOWEVER, that no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Optionee shall be made over the objection of such Optionee; FURTHER PROVIDED, that the events triggering acceleration of vesting of an outstanding Option may be modified, expanded or eliminated without the consent of the Optionee. The Board may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Committee may consider necessary for the Company to comply with or to avail the Company, the Optionees or both of the benefits of any securities, tax, market listing or other administrative or regulatory requirement which the Board determines to be desirable. Without limiting the generality of the foregoing, the Board may modify grants to persons who are eligible to receive Options under the Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Approved by the Board of Directors of Company:  June 28, 1999

Date Approved by the Shareholders of Company: ____________________, 1999